Exhibit 10.2

AMENDMENT NO. 2 TO

REALPAGE, INC.

2010 EQUITY INCENTIVE PLAN

(Effective February 19, 2013)

REALPAGE, INC., having adopted the RealPage, Inc. 2010 Equity Incentive Plan (the “Plan”) as of August 11, 2010, and having previously amended the Plan pursuant to Amendment No. 1 to the Plan effective as of February 18, 2011, hereby amends the Plan, effective as of February 19, 2013, as follows:

1.	Section 11(c) of the Plan is hereby amended and restated in its entirety to be and read as follows:

“(c) Annual Award. Each Outside Director will be automatically granted (an “Annual Award”) on April 1 of each year, beginning in 2011, a number of Shares of Restricted Stock determined by dividing (A) $120,000 by (B) the Fair Market Value of a share on the grant date, with the number of Shares rounded up to the nearest whole Share. Upon election or appointment as an Outside Director that occurs after April 1st in the year of election or appointment, an Outside Director will also be automatically granted a prorated portion of the Annual Award, to be effective on the following April 1st. The prorated number of Shares of Restricted Stock shall be determined based on the number of unexpired months remaining in the fiscal year of election or appointment.”

IN WITNESS WHEREOF, RealPage, Inc., by its duly authorized officer, has executed this Amendment No. 2 to the Plan on the date indicated below.

REALPAGE, INC.

By:	/s/ Margot Carter
Margot Carter
Executive Vice President, Chief Legal Officer and Secretary

Date: February 19, 2013